EXHIBIT 10.42
                   GAS PURCHASE CONTRACT
                          BETWEEN
              PANDA-ROSEMARY CORPORATION
                            AND
                 NATURAL GAS CLEARINGHOUSE

                      APRIL 12, 1990


                     TABLE OF CONTENTS
                                                 PAGE NO.
ARTICLE I    -DEFINITIONS                               2
ARTICLE II   -COMMITMENT, NOMINATIONS AND               7
              PRODUCTION NOTICES
ARTICLE III  -FACILITIES                                9
ARTICLE IV   -PRICE AND PAYMENT                         9
ARTICLE V    -WARRANTIES                               14
ARTICLE VI   -TAXES                                    15
ARTICLE VII  -TERM OF CONTRACT                         16
ARTICLE VIII -DELIVERY PRESSURE, QUALITY               18
              METERING AND MEASUREMENT
ARTICLE IX   -NOTICES                                  19
ARTICLE X    -DEFAULT                                  21
ANTICLE XI   -FORCE MAJEURE                            22
ARTICLE XII  -ARBITRATION                              23
ARTICLE XIII -BUYERS CREDIT                            25
ARTICLE XIV  -INDEMNIFICATION                          25
ARTICLE XV   -REPRESENTATIONS & WARRANTIES             26
ARTICLE XIII -MISCELLANEOUS PROVISIONS                 27



                   GAS PURCHASE CONTRACT

     This  GAS PURCHASE CONTRACT (the "Contract") is
made and  entered into on this day of , 1990 by  and
between   PANDA-ROSEMARY  CORPORATION,  a   Delaware
corporation, hereinafter referred to as  "BUYER",and
NATURAL   GAS  CLEARINGHOUSE,  a  Colorado   general
partnership, hereinafter referred to as "SELLER".

                        WITNESSETH

      THAT    WHEREAS,   SELLER  has   supplies   of
natural   gas  ("Gas") available for sale  to  BUYER
hereunder; and

      WHEREAS,  BUYER  is engaged in the development
of   a  cogeneration power   generating project   in
Roanoke    Rapids,    North   Carolina  ("Facility")
which will require Gas to fuel its operation; and

     WHEREAS,  SELLER desires to deliver and sell to
BUYER   and  BUYER desires  to receive and  purchase
from  SELLER  the  Gas which SELLER   has  available
under the terms and conditions hereinafter set forth.

      NOW   THEREFORE,   in  consideration  of   the
mutual   covenants   and  agreements   herein    set
forth,  the  parties hereto have   agreed   and   do
hereby contract as follows:

                            I.
                        DEFINITIONS

        1.01  "Average  Gas Index Price" shall  mean
the average  of  the twelve  (12)  preceding  months
Gas  prices   as   quoted  in   the   first  Monthly
issue  each Month of Inside FERC's Gas Market Report
in   the  table   "Prices of Spot Gas  Delivered  to
Pipelines"   in   the   row   entitled   Texas   Gas
Transmission  -  Louisiana under the heading  "Index
Price."

        1.02  "British thermal unit" or "Btu" shall
mean  the  amount  of heat  required  to  raise  the
temperature  of  one  pound  of   pure   water  from
fifty-eight   and   five   tenths   (58.5)   degrees
Fahrenheit    to  fifty-nine and five-tenths  (59.5)
degrees Fahrenheit.

       1.03   "Commencement  Date" shall  mean   the
date   on   which  the Facility becomes commercially
operational.  BUYER  shall notify   SELLER  of   the
date   that   the   Facility  becomes   commercially
operational promptly after such event occurs.

       1.04   "Cubic   Foot of Gas" shall  mean  the
volume   of   Gas  which would  occupy   one   cubic
foot    of  space   when   such   Gas   is   at    a
temperature of sixty (60) degrees Fahrenheit and a pressure of 14.73 pounds per square inch absolute.

      1.05  "Day" shall mean a period of twenty-four
(24) consecutive hours beginning and ending at eight o'clock A.M. local time.

     1.06 "Dekatherm" or "dt" shall be equivalent to one MMBtu.

      1.07 "Delivery Point" shall mean the point or points set forth on Exhibit "A" attached hereto and made a part hereof, as the same may be amended from time to time hereunder.

       1.08   "Facility"  shall  mean  that  certain
cogeneration electrical power generation project under development by BUYER in Roanoke Rapids, North
Carolina.

      1.09  "Financier" means (a) any individual  or
entity  lending money to BUYER for the  construction
or   term   financing  of  the  Facility,   or   the
establishment and/or maintenance of working capital requirements, or the refinance or take-out of any such loan; or, (b) any lessor under a single investor or leveraged lease finance arrangement.

     1.10 "Force Majeure" as employed herein and for
all   purposes  relating  hereto  shall   mean   any
situation  or occurrence not reasonably  within  the
control of the party claiming suspension and  which,
by  the  exercise of due diligence,  such  party  is
unable  to  prevent or overcome, and shall  include,
not  by  way of limitation,  acts  of God,  strikes,
lockouts or other industrial disturbances,  acts  of
the  public  enemy, wars, blockades,  insurrections,
riots,     epidemics,    landslides,      lightning,
earthquakes,    fires,    hurricanes,     crevasses,
floods,    washouts,   arrests  and  restraints   of
governments    and   people,  civil    disturbances,
explosions,  breakage  or  accident   to   machinery
including   the   Facility  or lines  of  pipe,  the
necessity   for   making repairs or  alterations  to
machinery including the Facility or lines  of  pipe,
freezing  of  pipe or wells, inability of any  party
hereto  to obtain  necessary  materials, supplies or
permits  due   to   existing   or  future     rules,
regulations,  orders,  laws   or   proclamations  of
governmental    authorities   (both   Federal    and
State),   including  both civil  and  military,  and
any  other  causes  whether  of  the   kind   herein
enumerated  or otherwise, not within the control  of
the  party   claiming suspension  and which  by  the
exercise  of due diligence  such  party   is  unable
to   prevent or overcome. Inasmuch as the ability of
BUYER  and SELLER  to perform hereunder is dependent
upon  the  availability of  gas  transportation   at
the   Delivery  Point,  the  failure,    refusal  or
inability   of  Transporter to receive and transport
Gas on  BUYER's  or SELLER's  behalf at the Delivery
Point   shall  operate   as   an   event   of  Force
Majeure  hereunder.  It  is  understood  and  agreed
that    the  settlement  of  strikes   or   lockouts
shall  be  entirely  within  the discretion  of  the
party having the difficulty, but shall  not  require
the   settlement  of strikes or lockouts by acceding
to  the  demands  of the  opposing  party when  such
course  is  inadvisable in the   discretion  of  the
party having the difficulty.

     1.11  "Gas" or "Natural Gas" shall mean gas  in
its natural state  as  produced from an oil, gas  or
gas  condensate   well   as well   as   residue  gas
resulting  from  gas  processing,   and   which  gas
complies  with  the  quality specifications  of  the
interstate  pipeline   transporting   such  Gas   on
behalf     of     BUYER    (whether   directly    or
beneficially).

     1.12 "Beating Value" shall mean the total number of Dekatherms attributed to SELLER's Gas by BUYER's Transporter for Gas received at the Delivery
Point each Month.

     1.13 "Interest" shall mean the compensation for
the  accrual  of  monetary  obligations  under  this
Contract computed Monthly and prorated  Daily,  from
the  time  each  such obligation  becomes   due  and
payable,  based on an annual interest rate equal  to
the  Prime  Rate plus one (1) percent. For  purposes
hereof, Prime Rate shall mean  the  rate of interest
from  time to time publicly announced by  The  Chase
Manhattan  Bank,  N.A., at its   principal   office,
presently  located at 1 Chase Manhattan  Plaza,  New
York,  New  York  10081,  as  its  prime  commercial
lending  rate,  determined  as   of  the  time  such
obligation  becomes due and payable, or the  maximum
non-usurious rate of interest allowed by the laws of
the   State  in which title to the Gas  passes  from
SELLER to BUYER, whichever is less.

     1.14 "Maximum Daily Quantity" shall mean 3,500 dt per Day.

     1.15 "Minimum Take" shall mean 90,000 dt per Month.

     1.16    "MMBtu"  shall  denote  one   million
(1,000,000) British thermal units.

     1.17 "Month" shall mean the period beginning at eight o'clock A.M. on the first Day of a calendar month and ending at eight o'clock A.M. on the first
Day of the next succeeding calendar  month.

     1.18   "Receipt   Point"   shall   mean    the
point of interconnection  between  BUYER's  pipeline
and   the    pipeline  facilities   of  TRANSCO  and
Columbia Gas Transmission Corporation near  Pleasant
Hill, Northampton County, North Carolina, or such other point as the parties may mutually agree upon.

     1.19  "TRANSCO" shall mean Transcontinental Gas
Pipe  Line Corporation.

     1.20    "Transporter"    shall   mean    the
interstate  pipeline company, whether one  or  more,
receiving  Gas  tendered  by   SELLER  for   BUYER's
account at the Delivery Point for further delivery at BUYER's direction.

     1.21   "Year"   shall  mean  a  contract  year
(rather    than   a  calendar   year   unless    the
context   clearly  contemplated   a  calendar  year)
which   shall mean a period of three hundred  sixty-
five   (365)  consecutive   Days,   the  first  such
contract year beginning  at  eight o'clock  A.M.  on
October 1, 1990 hereunder; provided, however,   that
any  such year which contains a date of February  29
shall  consist   of  three hundred  sixty-six  (366)
consecutive Days.

                            II.
                COMMITMENT, NOMINATIONS AND
                    PRODUCTION NOTICES

     2.01  Commitment.  Subject to all the terms and
conditions   of  this  Contract,  SELLER  agrees  to
sell  and  deliver or  cause  to   be  delivered  to
BUYER, at the Delivery Point such quantities of Gas as BUYER may nominate from time to time each Month up to the Maximum Daily Quantity.

     2.02   Commitment.  If  this  Contract  is  not
terminated   in accordance with Article VII  hereof,
then  SELLER shall, on  or  before October  1,  1993
do  either of the following at SELLER's option,  and
subject  to  approval  by  Financier  in  its   sole
discretion: (a) dedicate Gas  reserves sufficient to
deliver  the Maximum Daily Quantity of Gas  to   the
Delivery Point for the then remaining term  of  this
Contract;  or,  (b)  provide  financial  information
to  Financier  on  or  before October  1,  1993  and
annually    thereafter   sufficient    to     assure
Financier   of   SELLER's   continuing  ability   to
perform   under   this  Contract.  SELLER  shall  be
conclusively  presumed to   have   met   Financier's
financial  condition  tests  provided  herein   from
time   to  time, if its net  worth  (calculated   in
accordance   with   Generally  Accepted   Accounting
Principles)  is   at least equal  to  seventy  (70%)
percent  of  its net worth at date of  execution  of
this  Contract. If, during the continuance  of  this
Contract,   SELLER's net worth is found to  be  less
than   seventy (70%)  percent  of its value at  date
of  execution   hereof,  then Financier  may  notify
SELLER  of such fact (but the failure to  so  notify
shall  not waive Financier's rights with regard   to
this Section 2.02) and said notice shall specify  in
detail  the  basis for  Financier's  concerns  about
SELLER's   financial  condition. SELLER  shall  have
ninety (90) Days in which to provide Financier  with
assurances   of  its ability to perform  under   the
Contract  satisfactory    to   Financier,   or    to
dedicate   Gas   reserves sufficient to deliver  the
Maximum  Daily  Quantity of Gas   to   the  Delivery
Point for the remaining term of the Contract.

     2.03 Nomination. On or before ten (10) business
Days prior to the beginning of each Month, BUYER shall notify SELLER of BUYER's anticipated Gas requirements for such Month.

     2.04   Production Notices. SELLER  shall  have
agents   or   employees available  at all reasonable
times  to  receive  from BUYER, BUYER's  agents,  or
Transporter  dispatcher's advice  and  requests  for
changes  in the  rates of delivery of Gas  hereunder
as  required  from time to  time so  as  to  prevent
BUYER's  becoming  liable  for  any  penalties    to
Transporter. SELLER shall deliver Gas to  BUYER   at
the Delivery Point at consistent rates during each Day and during each Month and in accordance with BUYER's or Transporter's advices.

                           III.
                        FACILITIES

     3.01 SELLER's Facilities. SELLER shall, if
necessary, and at  its expense, provide   the
metering  and  interconnection   facilities
necessary to accomplish delivery of the Gas at the Delivery Point, such that Gas will be capable of flowing on the Commencement Date.

                            IV.
                     PRICE AND PAYMENT

      4.01   Gas  Price-for Year 1. Subject  to  the
remaining   terms  and conditions of this  Contract,
the  price  payable  for all  Gas  received  at  the
Delivery  Point by BUYER commencing October 1, 1990,
up   to  and including  the  Maximum Daily Quantity,
shall be equal to  $2.147  per dt.

      4.02    Gas   Price  for  Subsequent   Years.
Beginning on October 1, 1991 and on October 1 of each Year thereafter for the term hereof, the price payable to SELLER for quantities of Gas effective for the next ensuing Year shall be redetermined and shall be equal to the Average Gas Index Price per dekatherm for the prior Year plus twenty-four and seven-tenths cents ($0.247).

     4.03   Transportation  Charges.   SELLER shall,
upon  BUYER's   request or  requests  from  time  to
time,   transport  the  Gas  to  the  Receipt  Point
utilizing    the    lowest   priced   transportation
available  from  various pipelines  SELLER  utilizes
to  deliver  the Gas  to  the  said  Receipt  Point.
If  BUYER requests deliveries to the Receipt  Point,
then   BUYER  and   SELLER   shall   enter  into   a
mutually  acceptable agreement   naming  SELLER   as
agent    under   BUYER's   firm   or   interruptible
transportation  agreements.  SELLER   shall  invoice
BUYER  for all transportation  costs incurred by  it
in  transporting the Gas from the Delivery Point  to
the  Receipt  Point at the same time as it  invoices
BUYER  for  Gas  purchases  and   BUYER  shall   pay
therefor  at the same time that it pays   for   said
Gas purchases.

         4.04  Nomination Penalty. Should BUYER, for
any  reason other  than Force  Majeure  or  a  plant
turnaround  initiated by BUYER's   host,   The  Bibb
Company, fail to nominate and take during any  Month
at  least  the Minimum  Take,  then BUYER shall  pay
SELLER  a  penalty  of  $.40/dt  for each  dekatherm
less  than the Minimum Take nominated and  taken  by
BUYER  during  such  Month.  This penalty shall  not
apply until  BUYER's  firm transportation  agreement
becomes    effective    and    the    transportation
services therein contracted are available.

     4.05    Penalties  for  Over/Under  Tender   of
Gas.   SELLER    shall   be  responsible   for   any
scheduling, balancing or other penalties  imposed by
Transporter which are caused by SELLER's delivery of
Gas   to   the  Delivery Point during a given  Month
outside  of  the limits established from   time   to
time   by   BUYER  or  Transporter.   SELLER   shall
reimburse   BUYER   for   any   penalty    including
interest imposed upon BUYER by Transporter and actually paid by BUYER.

      4.06   Payment for Gas. On or before the tenth
(lOth)  Day of  the Month  following  the  Month  in
which the Gas was  received,  SELLER  shall  furnish
a   statement  to  BUYER  showing  the   number   of
dekatherms that  Transporter received from SELLER at
the  Delivery  Point for such Month  accompanied  by
SELLER's  invoice  for all sums  due   SELLER   from
BUYER    therefor.   BUYER   shall   wire   transfer
payment   for   such   Gas according   to   SELLER's
instructions, within  ten  (10)  Days  after receipt
of  SELLER's statement and invoice or the  twentieth
(20th)  Day  of   the   Month  in  which  the   said
statement  and invoice were received, whichever   is
later,  except that BUYER may withhold payment   for
any  Gas   subject  to  a bona fide dispute,  or  if
BUYER has  been  put  on notice  that  title to  Gas
delivered or the right to receive  payment  therefor
is   subject  to a third party claim. BUYER   agrees
to  pay SELLER  any undisputed amounts each Month as
required  in this Article IV. Should BUYER  fail  to
pay the full amount due SELLER when the same is  due
as  herein provided, Interest on the unpaid  balance
shall  accrue from the date such payment or payments
was/were  due  until the same is/are paid.  If  such
failure to pay continues for thirty (30) Days beyond
the  due   date,  then, subject to  notification  of
BUYER's   Financiers  (as   hereinafter   required),
SELLER  may  suspend  deliveries  of Gas  hereunder,
but  the  exercise  of such  right   shall   be   in
addition to any and all other remedies available to SELLER.

         4.07  Refunds for Overpayment. In the event
that   it   is  determined  by  any  regulatory   or
legislative   body   having jurisdiction   over  the
pricing or sale of Gas that  BUYER  has paid  SELLER
a  price  in excess of the maximum lawful price   to
which   SELLER   is  entitled,  then  SELLER  shall,
within   fifteen (15)  Days after receipt of BUYER's
invoice  for the amount  of such overpayment,  remit
its   check  to  BUYER  in  full  refund   for  such
overpayment together with applicable penalties, if any.

          4.08   Price   Reopener and  Minimum  Take
Revision.  Either party hereto may, at least  ninety
(90)  Days but not more  than one   hundred   twenty
(120)   Days   before  each  anniversary  commencing
October  1, 1993, give notice to  the  other   party
that  it  wishes to change the method or formula  by
which   the  price   of   Gas  is   determined.  The
parties   shall  thereafter promptly meet and  shall
negotiate  in  good faith to agree  on   a  modified
price determination method or formula. In  addition,
BUYER  may, at least ninety (90) Days but  not  more
than  one  hundred  twenty  (120)  Days before  each
anniversary   commencing  October   1,   1993,  give
notice  to  SELLER  that it wishes  to  revise   the
amount  of  gas  which constitutes Minimum Take  due
to  a  change  in BUYER's steam host's requirements.
If the parties are unable to  reach an  agreement by
thirty  (30)  Days  before the commencement  of  the
next  anniversary,  then  either   party  may  refer
the   disputed  matter  to arbitration  pursuant  to
Article XII hereof. The arbitrator's  decision shall
be  effective  from  the date either  party  invoked
arbitration.  In the  event that the index  used  to
compute   the   Average   Gas   Index    Price    is
discontinued    or  if  at  any  time   it   becomes
substantially unresponsive  to  the actual price  of
Gas  available  for   purchase   and  use   by   the
Facility,  then  the  parties shall  mutually  agree
upon  a substitute  index; provided that, if such an
agreement  is not  reached within thirty  (30)  Days
after  commencement of negotiation to select  a  new
index,   then   the  matter shall be  submitted   to
arbitration  as provided in Article XII hereof.  The
parties  shall  continue  to   perform  under    the
Contract   during   the  period   prior    to    the
arbitrator's  decision   under   the   pricing   and
other   conditions  including   the  definition   of
Minimum   Take  in  effect  immediately   prior   to
either  party's   invocation of arbitration.  Within
thirty  (30)  Days  following the  decision  of  the
arbitration  board, BUYER and SELLER  shall   adjust
their   accounts by making payments one to the other
as may be required to give effect to the decision of the arbitration board.

                            V.
                        WARRANTIES

      5.01   Warranty  of  Title.  Title   to   and
responsibility  for  all  Gas contracted   hereunder
shall  pass  at  the Delivery Point   unless   BUYER
requests  delivery  of the Gas at the Receipt Point,
in   which   case title  to  and responsibility  for
the  Gas  shall pass at  the  Receipt Point.  SELLER
represents and warrants that the Gas subject  hereto
is not  now  dedicated  or committed to any purchase
other   than  SELLER herein,  except that  prior  to
the  commencement of deliveries,  SELLER shall  have
the   right to sell its Gas in such manner   as   it
deems  advisable.   SELLER represents  and  warrants
that  is  has the  authority to  contract  for   and
bind  all  interest  in the  Gas   subject   hereto.
SELLER   warrants  that it has good and merchantable
and   unencumbered  title  to   all   of   the   Gas
delivered  hereunder.  SELLER  agrees  to  indemnify
BUYER   and   save BUYER harmless from  all   suits,
actions, debts,  accounts,  damages,  costs,  losses
and   expenses,   including attorney  fees,  arising
from  or  out  of adverse claims of  any   and   all
persons to said Gas.

      5.02  Warranty of Delivery. If SELLER fails to
deliver any volumes of  Gas  nominated  by BUYER  up
to  the  Maximum Daily  Quantity,  SELLER will   pay
damages   equal  to the difference  between  BUYER's
reasonably incurred  cost  for alternate fuel at the
Facility  and   the   applicable  price  under  this
Contract  including the transportation charges  that
would have been applicable had SELLER delivered  the
nominated  volumes of Gas and including for  BUYER's
firm  transportation demand  charges,  if  any.  The
cost  of such alternate fuel, if gas,  will be   the
actual  price paid by BUYER and, if No. 2 fuel  oil,
will  be  the current  market  value  of No. 2  fuel
oil delivered  to  the  Facility. SELLER  shall  pay
BUYER's  damages under  this  Section  5.02   within
fifteen  (15)  Days after receipt of BUYER's invoice
accompanied   by   a statement  setting   forth  the
particulars  on which the  computation   of  damages
was based. BUYER shall exercise its best efforts  to
obtain   the  lowest  cost  alternative supplies  of
fuel  under the circumstances  and consistent   with
reliable   supplies  available  at  the   time    of
SELLER's  nonperformance.    In   no   event   shall
SELLER   be   liable   for any consequential  damage
suffered by BUYER.

                            VI.
                           TAXES

      6.01 Taxes.  All  taxes, severance taxes, fees
and   assessments imposed  with  respect to  Gas  or
the facilities through  which  it  is handled  at or
prior  to  delivery to BUYER at the  Delivery  Point
shall be  borne by SELLER, and all other taxes, fees
and assessments imposed with respect to such Gas  or
the  facilities  through which it is  handled  after
delivery  to  BUYER at the Delivery Point  shall  be
borne  by BUYER. BUYER  shall  be  responsible   for
any   sales,   use,  gross  receipts, franchise   or
other such tax imposed by the state, city, or county
in  which the Gas is ultimately consumed and if  any
such  taxes are imposed on SELLER, BUYER  agrees  to
reimburse SELLER therefor promptly after receipt  of
SELLER's   invoice   and  supporting   documentation
therefor.

                           VII.
                     TERM OF CONTRACT

     7.01 Term.   Subject  to  the  other  terms and
conditions hereof, this  Contract shall be effective
as  of  the  date  first  above written  and   shall
continue  in full force and effect  through November
30, 2005, and thereafter from Month to  Month  until
terminated   by   either Party upon not  less   than
thirty (30) Days' prior written notice to the other party.

     7.02  BUYER's Early Termination Privilege.
BUYER may wish to purchase Gas reserves and, if it does so, then BUYER shall have the right at any time, prior to October 1, 1992, to terminate this Contract by tendering written notice to SELLER not less than one hundred and twenty (120) Days prior to the effective date of such termination. If BUYER exercises such privilege, then this Contract shall be ended and the rights and duties of the parties hereto, excepting any claims arising prior to the effective date of the early termination, shall cease to exist.

     7.03   Termination For Condition Subsequent.
BUYER shall have  the right to terminate this
Agreement upon thirty (30) Days notice in   the
event   that   BUYER's  Power Sales  Agreement  with
Virginia  Electric  And Power  Company is terminated
due  to reasons such as, but  not  limited to:   (i)
failure   to   cure  a  material event  of   default
within   a  reasonable   time   after  notice;  (ii)
failure  to  provide  and  maintain the  performance
and  security  deposit; (iii) failure  to  indemnify
and hold  Virginia Power harmless from any liability
due  to  the  acts  of Operator (BUYER herein); (iv)
attempts   by   Operator   to   tamper   with    the
Interconnection Facilities; (v) reduction in  energy
sales  in  order   to  sell power   to   any   other
entity;     (vi)    failure    to    comply     with
representations   and   warranties    or   insurance
provisions;   or  (vii) appointment of a  liquidator
or  trustee of Operator or adjudication  by a  court
of    competent   jurisdiction  that  Operator    is
insolvent  or bankrupt.  Further,  BUYER  shall have
the   right  to  terminate  this Agreement  in   the
event   that  BUYER's  Cogeneration  Energy   Supply
Agreement   with   The  Bibb  Company  ("Bibb")   is
terminated   for  reasons such as, but  not  limited
to: (i) SUPPLIER's (BUYER herein) failure to supply steam and chilled water in conformance with the terms of the Contract; or (ii) appointment of a liquidator or trustee of SUPPLIER or adjudication by a court of competent jurisdiction that SUPPLIER is insolvent or bankrupt.

                          VIII .
           DELIVERY PRESSURE, QUALITY, METERING
                      AND MEASUREMENT

     8.01  Delivery Pressure. The Gas shall be
delivered   by   SELLER at  the  Delivery  Point  at
pressures   sufficient  to  enable  Transporter   to
receive   the  Gas  at  flow rates consistent   with
SELLER's    Gas  quantity   obligations   hereunder.
SELLER   shall   not   be   obligated   to   install
compression to effect deliveries hereunder.

          8.02   Quality. All Gas delivered  to  the
Delivery  Point  shall   be of   standard   pipeline
quality,   including  heating  value  and   pressure
suitable   for  acceptance by BUYER and Transporter.
SELLER     shall    be   responsible    for     such
suitability  as  to  any   Gas   received   at   the
Delivery Points.

     8.03   Metering and Measurement.  The  Gas
received  at the  Delivery Point  will  be   metered
and   measured  by  Transporter.  The   volume   and
heating  value  of the Gas delivered hereunder shall
be determined  by Transporter   in  accordance  with
its   established   practices and procedures and all
payments hereunder shall be based thereon.

     8.04  Corrections.  BUYER will invoice  or
credit  SELLER  with SELLER's proportionate part  of
any corrected volumes for which BUYER is notified by
BUYER's  Transporter promptly upon receipt of   such
notification.  Any  payments not  questioned  within
two (2)   Years  shall  be  considered  conclusively
correct   as rendered.

                            IX
                          NOTICES

     9.01   Notices.  Until  BUYER  is  otherwise
notified  in writing  by  SELLER, notices to  SELLER
shall  be   addressed  to SELLER at the address  set
forth  below  or  at  such  other  address  as   may
hereafter be named:

Natural Gas Clearinghouse
13430 Northwest Freeway
Suite 1200
Houston, Texas 77040

Telephone: (713) 744-1777
Telecopier: (713) 744-1757

Until   SELLER  is  otherwise  notified  in  writing
by   BUYER, notices  to  BUYER shall be addressed to
BUYER at the address set forth below or at such other address as may hereafter be named:

Mr. Ralph T. Killian, Vice
President Panda Energy
Corporation 4100 Spring Valley,
Suite 1001 Dallas, TX 75244

Telephone: (214) 980-7159
Telecopier: (214) 980-6815

       9.02   Style   of   Notice. All  notices  are
required   to   be given  in  writing and  shall  be
deemed  received   when  actually received   by  the
party  being  notified.  All  notices  to  commence,
suspend  deliveries  or  terminate  this   Contract,
declare  events  of  Force Majeure, redetermine  the
price  mechanism, or terminate any portion  of  this
Contract   shall  be given by telegram or telecopier
transmittal   provided   that    such    notice   is
confirmed   the  same   Day   by   certified   mail,
postage prepaid to the last known mailing address of the party being notified.

        9.03   Notices  to  Financier.  BUYER  shall
provide  SELLER in writing with the name and address
of  each  Financier on a current basis. For so  long
as   BUYER   shall  have  outstanding   and   unpaid
any    financing  liabilities,  SELLER   agrees   to
promptly  furnish to all Financiers, then known   to
SELLER,  a  copy  of any notice of default,  breach,
failure   to pay  billings,  or notice of suspension
of  deliveries   or  termination given   to   BUYER.
Notwithstanding anything to  the  contrary   herein,
SELLER  shall neither suspend its performance  under
nor terminate  this Contract prior to the expiration
of  sixty (60) Days written notice  to Financier  of
SELLER's   intent  to  suspend  or  terminate   this
Contract, as the case may be and accompanied by, the
reasons   therefor.   SELLER  shall   not    suspend
performance or terminate this Agreement  if,   after
said  notice   thereof  and  prior to any  effective
date   of  suspension  or termination,  as the  case
may  be, Financier or BUYER has  either:  (a) caused
the   condition   precipitating   the   notice    of
suspension   or  termination  to be  cured;  or  (b)
Financier has assumed all obligations of BUYER under this Contract.

       9.04   Change  General  Partner. SELLER shall
make   a   reasonable effort  to  notify   BUYER  in
writing of a change  in  the  number and/or identity
of  its  general partners during the continuance  of
this Agreement.  BUYER  shall have the right in  its
sole  discretion,  for  six  (6)  Months   following
receipt   of   such  notice,  to   terminate    this
Agreement upon thirty (30) Days written notice to SELLER.

                             X
                          DEFAULT

       10.01 Default. If any party hereto shall fail
to  perform   any  of   the  material  covenants  or
obligations imposed upon  it  under and  by   virtue
of   this  Contract, then unless  such  failure   to
perform  is  due  to  an  event of Force Majeure  as
provided   in  Article XI below, the  non-defaulting
party  may at its option,  and in  addition  to  any
other  remedies available to such party,   elect  to
terminate this Contract by giving written notice  to
the   party  in   default  stating specifically  the
cause   or   causes   sufficiently   material    for
terminating  this Contract and declaring  it  to  be
the intention  of  the  party  giving the notice  to
terminate   same;  whereupon  the party  in  default
shall  have sixty (60)  Days  after receipt  of  the
aforesaid  notice  in which to remedy or remove  the
cause    or    causes  stated  in  the  notice   for
terminating this Contract, and if within said period
of   sixty  (60) Days the party in default does   so
remedy   or remove  said  cause or causes and  fully
indemnify  the  party  not  in default for  any  and
all  consequences of such breach, then such   notice
shall  be withdrawn and this Contract shall continue
in  full  force  and effect. In case  the  party  in
default does not so remedy or remove  the cause   or
causes and indemnify the party giving the notice  in
any   and all  consequences  of such breach,  within
said  period   of  sixty  (60) Days,  then   at  the
option  of the non-defaulting party, this   Contract
shall   become   null  and void from and  after  the
expiration  of  said period.

       10.02  Waiver of Default. No waiver by either
party of one or more defaults by any other party in the performance of any of the provisions of this Contract shall operate or be construed as a waiver of any other or further default of defaults, whether of a like or of a different character.

                            XI.
                       FORCE MAJEURE

         11.01   Force   Maieure. In  the  event  of
either  party hereto  being rendered unable,  wholly
or  in  part,  by Force Majeure to  carry  out   its
obligations  hereunder, it is agreed  that  on  such
party's  giving notice and full particulars of  such
Force  Majeure in writing or  by  telegraph  to  the
other  party  as  soon  as  practicable  after   the
occurrence  of  the  cause  relied  on,   then   the
obligations  of  the  party giving such  notice,  so
far  as  they  are affected by such  Force  Majeure,
shall   be suspended during the continuance  of  any
inability so  caused but  for no longer period,  and
such  cause  shall as far as possible   be  remedied
with  all reasonable dispatch. The occurrence  of  a
cause   of  Force   Majeure  shall  not  excuse  the
payment of money due and owing as of the date of the event of Force Majoure.

                            XII
                        ARBITRATION

     12.01  Arbitration. Any dispute arising between
SELLER   and  BUYER under this Contract relative  to
Section  4.08 shall be determined  by   a  board  of
three  (3) arbitrators to be selected for each  such
dispute   so  arising as follows: Either  SELLER  or
BUYER  may,  at the time such  board of  arbitration
is  desired by such party, notify the other party of
the name  of  an arbitrator. Such other party shall,
within  ten   (10)   days  thereafter,   select   an
arbitrator   and   notify   the   party     desiring
arbitration  of the name of such arbitrator. If such
other   party   shall  fail   to   name   a   second
arbitrator  within  ten (10) days,  the  party   who
first   served the notice may, on reasonable  notice
to  the other  party, apply  to  the  person who  is
then  Chief Federal Judge of  the  Federal  Judicial
District  in  which the Delivery Point  is   located
for   the appointment  of such second arbitrator for
and  on behalf of  the other party, and in such case
the  arbitrator appointed by the Judge shall act  as
if named by the other party. The two (2) arbitrators
chosen  as  above provided shall, within  (10)  days
after  the  appointment  of the  second  arbitrator,
choose  the third arbitrator. In the event of  their
failure  to do so within said (10) days,  either  of
the parties hereby may in like manner, on reasonable
notice  to  the  other party, apply  to  such  Chief
Federal  Judge  for  the  appointment  of  a   third
arbitrator and in such case the arbitrator appointed
by  the  Chief Federal Judge shall act as the  third
arbitrator.   The  arbitrators   selected   to   act
hereunder   shall   be   qualified   by   education,
experience, and training to pass upon the particular
question in dispute. The board so constituted  shall
fix  a  reasonable time place for  the  hearing,  at
which  time  each of the parties hereto  may  submit
such  evidence as it may see fit. Such  board  shall
have jurisdiction solely to determine the issue  in
controversy. The action of a majority of the members
of  such  board shall govern and their decisions  in
writing  shall be final and binding on  the  parties
hereto.  Each  party shall pay the  expense  of  the
arbitrator selected by or for it and all other costs
of  the arbitration shall be equally divided between
the   parties  hereto.  The  arbitration  shall   be
conducted under the Commercial Arbitration Rules  of
the   American  Arbitration  Association   and   the
arbitration  hearing shall be conducted  in  Dallas,
Texas. The arbitrators shall, in their deliberations
as  regards pricing, employ the following  criteria:
(a)  the location of the gas; (b) the term for which
the  price is to apply; (c) the quantity of reserves
attributable thereto; (d) the average   daily  takes
of  gas, (c) the quality of the gas; (f) the   terms
and     conditions    of   delivery;   (g)   BUYER's
alternative   fuel  costs  and fuel   sources;   and
(h) applicable transmission and distribution rates to deliver the gas to BUYER's Facility.

                           XIII.
                      BUYER'S CREDIT

        13.01 Credit Arrangements. SELLER shall have
the  right  to  request  that   BUYER  make   credit
arrangements reasonably satisfactory to   SELLER  at
any   time   during  the term of this  Agreement  in
order   to   secure  SELLER   for   payment  of  Gas
delivered hereunder for  up  to  three  (3)  Months'
value  of  Gas, based on the Minimum Take  and   the
price   in  effect   for   the  then current  Year.
SELLER   shall    have   the   right    to   suspend
deliveries   hereunder  until  such  time  as  BUYER
provides  said security  should BUYER fail  to  make
the  said  credit arrangements  prior to the   later
of:  (a)  the  expiration of thirty (30)  Days  from
BUYER's  receipt   of   SELLER's  request  for  said
security;  or,  (b)  October  1, 1990.

                       ARTICLE XIV.
                      INDEMNIFICATION

           14.01    Indemnification.   Each    party
("Indemnitor")  shall  indemnify,  defend  and  hold
harmless the other party ("Indemnitee"), and  their
officers,  directors, employees,  heirs,  successors
and  administrators  from  and against any  and  all
claims,   demands,   suits,  actions,   liabilities,
losses,  damages,   judgments,   and/or   legal   or
other   expenses  (collectively "Claims") which  may
arise    from   or   in  connection     with     the
performance    or   non-performance     of     their
obligations   hereunder.  If  a  claim is   asserted
or   action   brought against   Indemnitee   as   to
which    it    believes    it    is    entitled   to
indemnification   under  this  Article,   Indemnitee
shall  promptly  notify Indemnitor  in  writing   of
such   claim   or   action.   Prompt    notice    as
contemplated  in the preceding sentence  shall  mean
such  notice  as   would  be   required   to  enable
Indemnitor  to  assert  and  prosecute   appropriate
defenses relative co such claim or such action in  a
timely  fashion.   If  Indemnitee   fails   to  give
Indemnitor prompt notice  of  any  claim  or  action
as   provided  in  this  Section,  Indemnitor  shall
have  no  obligation to indemnify pursuant  to  this
Article.  Upon receipt of  such notice  request  for
indemnification, Indemnitor shall promptly  make   a
determination  of whether  it   is   required   to
indemnify and shall promptly notify Indemnitee in writing of that determination.

                        ARTICLE XV.
            REPRESENTATIONS AND WARRANTIES

           15.01    SELLER's   Representations   and
Warranties.  SELLER  represents  and  warrants   the
following to BUYER: That is a general partnership
duly  organized  and  existing under  the  laws of
the State of Colorado possessing the  power to do
business in North Carolina as  well as   each  state
in which it will purchase Gas for delivery hereunder;
that it is solvent and  has  not sought   protection
from its creditors in Bankruptcy;  that  each of the
general  partners  is solvent  and   has  not sought
protection  from  its creditors in Bankruptcy;  that
it has the power to  enter  into this Agreement; that
all  actions required  to  enter and to perform this
Agreement have  been   taken  or will be taken when
required; that the parties executing this Agreement on behalf of SELLER are duly authorized and empowered to bind SELLER under the terms of this Agreement;
and that there are no impediments of any sort to SELLER's entering into this Agreement.

           15.02    BUYER's    Representations   and
Warranties.  BUYER   represents  and   warrants  the
following to SELLER: That is a duly incorporated and
validly  existing Delaware corporation qualified  to
do  business  in   the State  of   North   Carolina;
that it is solvent  and  has  not  sought protection
from  its creditors in Bankruptcy; that is  has  the
power   to  enter  into  this  Agreement;  that  all
corporate action required to enter and  to   perform
this  Agreement  have been taken or  will  be  taken
when  required;   that  the  parties executing  this
Agreement    on   behalf   of  SELLER    are    duly
authorized and empowered to bind SELLER  under   the
terms of this Agreement; and that there are no impediments of any sort to SELLER's entering into this Agreement.

         16.01   Assignment. This Contract shall  be
binding  upon  and  inure to  the  benefit   of  the
heirs,   legal  representatives,   successors    and
assigns   of  the respective parties hereto.  SELLER
covenants and  agrees that  in  the event it assigns
any  interest  in  this Contract,  then   the  party
receiving  such interest shall expressly assume  the
obligations   of   the   party   from    whom    the
interest  was   acquired  hereunder.  No  assignment
or    sale  of  any  interest  by  SELLER  shall  be
effective   for  any   purpose   until   BUYER   has
approved  such   substitute  SELLER,   but  approval
thereof  shall  not operate as a  novation  of  this
Contract.  No assignment  or  sale of interest shall
relieve  the  assigning  party  of  its   continuing
obligations  hereunder, without the prior   approval
of   the  other  party  hereto  which  will  not  be
unreasonably withheld.

          16.02   Severability.  Any  part  of  this
Contract which is found  to be in violation  of  any
valid  rule,  regulations or law  promulgated  by  a
properly   authorized  state   or  federal   agency,
Congress,   or  State legislature shall be  stricken
from  this  Contract  and  the  remainder   of   the
Contract shall be construed without such part, provided that the surviving provisions achieve the purposes and intents of the parties.

         16.03   Entire   Contract.  ThiS   Contract
constitutes   the   entire agreement   between   the
parties  and  supersedes  all  previous   contracts,
agreements and understandings both written and oral.
This Contract may not be amended except in writing and executed by both parties hereto.

         16.04   Multiple  Originals.  This Contract
may be executed in multiple originals, each of which, when taken together, shall be construed as a single complete Contract.

         16.05  Memorandum of Contract. Upon request
of  BUYER,  SELLER  will execute  a  Memorandum   of
Contract which BUYER may record in the counties or parishes in which SELLER,s production is located.

         16.06  Applicable Law. This Agreement shall
be   governed  by  and construed in accordance  with
the  laws  of  the  State of  Texas,  excluding  any
conflicts of laws principles that might require  the
application  of the  laws  of  another jurisdiction,
(except  to  the   extent   otherwise  required   by
Federal laws).

         16.07   Assignment  for Security  Purposes.
BUYER  may  assign,   pledge and   hypothecate  this
Contract  as  additional security for certain  loans
made or to be made to BUYER by Financier relative to
the development of the  Facility,  and SELLER hereby
grants  its consent and  agreement  to such  action,
provider  that  BUYER  shall first  obtain  SELLER's
written  consent,  which shall not  be  unreasonably
withheld. In the event that Financier forecloses  on
its  secured interest, SELLER agrees that, absent  a
material  breach   of   any of   the   other   terms
hereof,  this Contract shall remain in   force   and
effect,   and   SELLER shall accept  Financier's  or
Financier's     assignees   substitute   performance
hereunder for all purposes.

         16.08   Joint  Preparation. In interpreting
this   Contract,  it  is acknowledged  by BUYER  and
SELLER that it was prepared jointly  by  the parties
and   not  by either party to the exclusion  of  the
other   party and  that  in preparing this Contract;
each Party had access to  advice of its own counsel.

        16.09  No Partnership. It is not the purpose
of  the  parties hereto to  create  a   partnership,
joint    venture    or    association,    or    the
relationship   of  agency or  employer-employee  and
neither  this   Contract nor  any   of   the   other
dealings    hereunder   shall   be   construed    or
considered as creating such relationship.

               16.10    Further   Assurances.    The
parties   hereto   recognize   that  execution    of
additional        amendments,        clarifications,
documentation, assignments,  mortgages, pledges  and
other evidences of security  herein may  be required
from  time  to time by Financier. BUYER  and  SELLER
agree  to   promptly  execute each  such  instrument
requested by Financier from time to time and at all times during the continuance of this Contract.

          IN WITNESS HEREOF, this instrument is executed in duplicate originals as of the date first hereinabove written.

                           BUYER:

                           PANDA-ROSEMARY CORPORATION
                           Robert W. Carter
                           President


                           Attest
                           Lori Coughin


                           SELLER:

                           NATURAL GAS CLEARINGHOUSE
                           By:
                           Its: Senior Vice President


                           Attest
                           Peggy K. Johnson